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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Spruce Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPRUCE BIOSCIENCES, INC.
611 Gateway Boulevard, Suite 740
South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2026

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Spruce Biosciences, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 21, 2026, at 10:00 a.m. (Pacific Time). The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/SPRB2026. You will not be able to attend the meeting in person. The Annual Meeting is being held for the following purposes:

1. To elect the three Class III directors named below to hold office until the Company’s 2029 annual meeting of stockholders.

Nominees:

Michael Grey
Camilla V. Simpson, M.Sc.
Javier Szwarcberg, M.D., MPH

2. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, P.C. as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2026.

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

5. To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The Annual Meeting will be held virtually through a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/SPRB2026 and entering the 16-digit Control Number included in your Notice of Internet Availability or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in beginning at 9:45 a.m. (Pacific Time), on Thursday, May 21, 2026.

The record date for the Annual Meeting is March 24, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. The proxy materials, including this Proxy Statement and our 2025 Annual Report, are being distributed and made available on or about April 9, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on
May 21, 2026 at 10:00 a.m. (Pacific Time).

The Proxy Statement and Annual Report to stockholders are available at www.proxyvote.com.

By Order of the Board of Directors

Javier Szwarcberg, M.D., MPH
Chief Executive Officer
South San Francisco, California
April 9, 2026

You are cordially invited to virtually attend the Annual Meeting online. Whether or not you expect to virtually attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you virtually attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

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SPRUCE BIOSCIENCES, INC.
611 Gateway Boulevard, Suite 740
South San Francisco, California 94080

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2026

EXPlANATORY NOTE

On July 23, 2025, we filed an amendment to our Amended and Restated Certificate of Incorporation to effect a one-for-seventy-five (1:75) reverse stock split (“Reverse Stock Split”) of our outstanding common stock, which became effective at 5:00 p.m. Eastern Time on August 4, 2025. As a result of the Reverse Stock Split, every 75 shares of the Company’s issued and outstanding common stock was automatically combined and converted into 1 issued and outstanding share of common stock. There was no change in the par value of our common stock. Our common stock resumed trading on the Nasdaq Capital Market on a post-reverse split basis on September 15, 2025. All information in this Proxy Statement gives effect to the Reverse Stock Split and all share amounts (including shares of common stock subject to the Company’s options, exercise prices and per share amounts) have been adjusted to reflect the Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Spruce Biosciences, Inc. (sometimes referred to as “we,” “us,” “our,” or the “Company”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to first mail the Notice and make this proxy statement and the form of proxy available on or about April 9, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, ten calendar days after our first mailing of the Notice or thereafter.

Why are you holding a virtual Annual Meeting?

The Annual Meeting will be held through a live webcast at www.virtualshareholdermeeting.com/SPRB2026. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions, at www.virtualshareholdermeeting.com/SPRB2026.

How do I attend the Annual Meeting?

You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on March 24, 2026, the record date (the “Record Date”). To be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/SPRB2026 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or voting instruction form. Whether or not you participate in the Annual Meeting, it is important that you vote your shares. We encourage you to access the Annual

Meeting before it begins. Online check-in will start approximately fifteen minutes before the meeting on May 21, 2026.

What if I cannot find my Control Number?

If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting. You will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/SPRB2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), and you lost your control number, you will need to contact that bank, broker or other holder of record to obtain your Control Number.

For the Annual Meeting, how do I ask questions of management and the board?

We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/SPRB2026.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be available at our website at https://investors.sprucebio.com/ and remain for at least ninety days.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 1,372,278 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. We urge you to fill out and return the proxy card that may be mailed to you or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You may vote prior to the Annual Meeting by logging in with the Control Number on your voting instruction form at www.proxyvote.com. You may access the meeting and vote by logging in with your Control Number at www.virtualshareholdermeeting.com/SPRB2026.

What am I voting on?

There are four matters scheduled for a vote:

•
Proposal 1: To elect the three Class III directors named below to hold office until the Company’s 2029 annual meeting of stockholders.

Nominees:

Michael Grey
Camilla V. Simpson, M.Sc.
Javier Szwarcberg, M.D., MPH

•
Proposal 2: To ratify the selection by the Audit Committee of the Board (the “Audit Committee”) of BDO USA, P.C. as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2026;
•
Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
•
Proposal 4: To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the advisory indication of the preferred frequency of stockholder advisory votes on the compensation of our named executive officers, you may vote for “One Year”, “Two Years” or “Three Years” or you may abstain from voting. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the following mechanisms:

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. (Eastern Time) on May 20, 2026 to be counted.
•
To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. (Eastern Time) on May 20, 2026 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by telephone, completing your proxy card, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three nominees for director; “For” the ratification of the selection by the Audit Committee of BDO USA, P.C. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026; “For” the advisory vote on the compensation of the Company’s named executive officers; and “One Year” as the preferred frequency of advisory votes to approve the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Although our shares are not listed with NYSE, NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. In this regard, Proposal 1, Proposal 3 and Proposal 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name.

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy through the internet.
•
You may virtually attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the Record Date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning May 11, 2026 and until the meeting, stockholders should email investors@sprucebio.com.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 10, 2026, to 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080, Attention: Corporate Secretary. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so between January 21, 2027 and February 20, 2027. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b). You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Annual Meeting.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 1, Proposal 3 and Proposal 4 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes to exist in connection with those proposals. Proposal 2 is a “routine” matter and therefore we expect brokers, banks or other securities intermediaries to vote on this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to adopt or approve each proposal and how will votes be counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes, as applicable	Effect of Broker Non-Votes
1	Director Election Proposal

Directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of director.

			FOR or WITHHOLD with respect to each director nominee	No effect	No effect(1)
2	Auditor Ratification Proposal

Affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.

			FOR, AGAINST, or ABSTAIN	Against	Not applicable (2)
3	Say-on-Pay Proposal

Affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.(3)

			FOR, AGAINST, or ABSTAIN	Against	No effect(1)
4	Say-on-Frequency Proposal

Affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders.(4)

			1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN	Against(5)	No effect(1)

(1)

This proposal is considered to be a “non-routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee does not have discretionary authority to vote your shares on this proposal.

(2)

 NYSE has advised us that this proposal should be considered a “routine” matter under NYSE rules. Although our shares are not listed with the NYSE, the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should have discretionary authority under NYSE rules to vote your shares on this proposal absent additional instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for this proposal.

(3)

Because this vote is advisory only, it will not be binding on us or on our Board. However, our Board and Compensation Committee will consider the outcome of the vote when making future decisions regarding executive compensation.

(4)

If none of the proposed voting frequencies receives “For” votes from the holders of a majority of shares present by remote communication or represented by proxy at the meeting and entitled to vote generally on the subject matter, we will consider the frequency receiving the highest number of “For” votes from the holders of shares present by remote communication or represented by proxy at the meeting and entitled to vote generally on the subject matter to be the frequency preferred by our stockholders.

(5)

Abstentions will be counted toward the vote total and will have the same effect as a vote “Against” each of the proposed voting frequencies, and thus will have the effect of reducing the likelihood that any frequency receives a majority vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting virtually or represented by proxy. On the Record Date, there were 1,372,278 shares outstanding and entitled to vote. Thus, the holders of 686,140 shares must be present virtually or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions, withhold votes and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Proposal 1
Election of Directors

The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members. There are three directors in the class whose term of office expires in 2026: Javier Szwarcberg, M.D., MPH, Michael Grey and Camilla V. Simpson, M.Sc. Each is currently a director of the Company and has been nominated for reelection to serve as a Class III director. If elected at the Annual Meeting, each of these nominees would serve until the Company’s 2029 annual meeting of stockholders and until the director’s successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Dr. Szwarcberg, Mr. Grey and Ms. Simpson were each previously elected by stockholders at the Company’s 2023 annual meeting of stockholders.

It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting, including virtually if applicable. All directors serving at the time of our 2025 Annual Meeting of Stockholders attended that meeting.

Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee (“Nominating Committee”) seeks to assemble a board that, as a whole, is diverse and possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating Committee to believe that that nominee should serve or continue to serve on the Board. However, each of the members of the Nominating Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members. The following is a brief biography as of the Record Date of each nominee and each director whose term will continue after the Annual Meeting.

Nominees for Election for a Three-Year Term Expiring at the Company’s 2029 Annual Meeting of Stockholders

Javier Szwarcberg, M.D., MPH, 56, has served as our Chief Executive Officer and a member of the Board since January 2022. Dr. Szwarcberg previously served as Group Vice President, Head of Product and Portfolio Development for BioMarin Pharmaceutical Inc. (“BioMarin”), a public biotechnology company, from February 2020 to January 2022. Prior to joining BioMarin, Dr. Szwarcberg served as Senior Vice President, Program and Portfolio Management for Ultragenyx Pharmaceutical Inc., a public biotechnology company, from October 2017 to February 2020. From October 2016 to October 2017, Dr. Szwarcberg served as Vice President of Clinical Development and Business Development for Horizon Pharma plc (“Horizon”), a public biopharmaceutical company. Dr. Szwarcberg received an M.D. from the University of Buenos Aires and an MPH from the Harvard T.H. Chan School of Public Health.

The Board and Nominating Committee believes that Dr. Szwarcberg’s extensive experience in the biotechnology and pharmaceutical industries qualify him to serve on the Board.

Michael Grey, 73, has served as Executive Chairman of the Board since April 2017 and as our Interim Chief Executive Officer from November 2021 to January 2022. In addition, Mr. Grey has served as Chairman of Mirum

Pharmaceuticals, Inc. (“Mirum”), a public biopharmaceutical company, since January 2020, and has been a director of Mirum since May 2018. Mr. Grey previously served as Executive Chairman of Mirum from March 2019 to December 2019 and Chief Executive Officer of Mirum from May 2018 to March 2019. Mr. Grey served as Executive Chairman of Reneo Pharmaceuticals, Inc. (“Reneo”) (a pharmaceutical company that merged with OnKure Therapeutics, Inc., a biopharmaceutical company, in 2024) from December 2017 to October 2024 and has served as a director for OnKure since October 2024. Mr. Grey has served as Executive Chairman of Plexium, Inc. (“Plexium”), a private pharmaceutical company, since September 2020. He has served as Chairman of Sorriso Pharmaceuticals, Inc., a private pharmaceutical company since May 2021, as Executive Chair of Theolytics Ltd., a private biotechnology company, since November 2023, and as Chair of Alethio Therapeutics Ltd., a private biotechnology company, since September 2025. Mr. Grey previously served as a director of BioMarin from December 2005 to May 2021 and as director of Mirati Therapeutics, Inc., a biopharmaceutical company, from November 2014 to June 2021. He has also served as a venture partner at Pappas Ventures, a venture capital firm, since January 2010, as a director of Curzion Pharmaceuticals, Inc. (“Curzion”), a private biopharmaceutical company, which was acquired in April 2020 by Horizon, from January 2019 to April 2020, and as a director at Horizon from September 2011 to October 2023. Mr. Grey served from January 2019 to September 2019 as President and Chief Executive Officer of Curzion, from October 2015 to January 2017 as President and Chief Executive Officer of Amplyx Pharmaceuticals, Inc. (sold to Pfizer, Inc. in 2021), and from September 2014 to December 2017 as Chairman and Chief Executive Officer of Reneo. From February 2011 to June 2014, Mr. Grey served as President and Chief Executive Officer of Lumena Pharmaceuticals, Inc., which was acquired by Shire plc in June 2014. Mr. Grey has more than 45 years of experience in the pharmaceutical and biotechnology industries and has held senior positions at a number of companies, including President and Chief Executive Officer of SGX Pharmaceuticals, Inc. (sold to Eli Lilly and Company in 2008), President and Chief Executive Officer of Trega Biosciences, Inc. (sold to LION Bioscience, Inc. in 2001), and President of BioChem Therapeutic Inc. Prior to these, Mr. Grey served in various roles with Glaxo, Inc., and Glaxo Holdings PLC, culminating in his position as Vice President, Corporate Development and director of international licensing. Mr. Grey received a B.S. in chemistry from the University of Nottingham in the United Kingdom.

The Board and Nominating Committee believes that Mr. Grey’s extensive experience managing and leading both early stage and established companies within the pharmaceutical and biotechnology industries qualify him to serve on the Board.

Camilla V. Simpson, M.Sc., 54, has served as a member of the Board since October 2017. Since April 2021, Ms. Simpson has served as Chief Executive Officer of Zehna Therapeutics, Inc., a private biotechnology company and spin-out from the Cleveland Clinic. Since April 2019, Ms. Simpson has been the Managing Member and President of Rare Strategic, LLC where she provides strategic advice and consulting services to biotechnology companies. Ms. Simpson joined the board of directors of Dyve Biosciences, Inc., a private biopharmaceutical company, in December 2020 and the board of directors of GRI Bio, Inc., a public biopharmaceutical company, in April 2023. From April 2017 to April 2019, Ms. Simpson was SVP, Head of Product Portfolio Development at BioMarin, where she was responsible for corporate and R&D governance, program leadership, project management, competitive intelligence, portfolio strategy, and business analytics. From October 2014 to April 2017, Ms. Simpson was Group Vice President Global Regulatory Affairs at BioMarin, and from March 2014 to October 2014, Ms. Simpson was Vice President Regulatory Affairs EU at BioMarin. She also spent 12 years at Shire plc, where after multiple roles of increasing responsibility, she held the position of Vice President Regulatory Affairs Early Development and Business

Development. Ms. Simpson holds a B.Sc. from University College Galway, Ireland, a B.Sc. Hons. from Kingston University, United Kingdom, and an M.Sc. with distinction from the University of London, United Kingdom.

The Board and Nominating Committee believes that Ms. Simpson’s significant experience as a senior executive in the pharmaceutical and biotechnology industries, including her experience in a wide range of drug development, organizational strategy and global regulatory affairs matters, qualifies her to serve on the Board.

The Board Recommends
a Vote in Favor of Each Named Nominee.

Directors Continuing in Office Until the Company’s 2027 Annual Meeting of Stockholders

Keli Walbert, 59, has served as a member of the Board since December 2025. Ms. Walbert has served as a Managing Partner at Iconic Biopharma L.L.C., a consulting firm, since August 2024 and has served in commercial leadership roles with increasing responsibilities at Horizon from 2019 through November 2023, including as Executive Vice President, U.S. Commercial from January 2021 to November 2023, Senior Vice President Infused Medicines from January 2020 to January 2021, and as Vice President and General Manager Ophthalmology from January 2019 to January 2020. Prior to joining Horizon, Ms. Walbert held a variety of executive roles at AbbVie Inc. (“AbbVie”), a public pharmaceutical company, from 2015 to 2017. Prior to joining AbbVie, Ms. Walbert served as Vice President, Marketing at American Medical Association, a medical professional organization, from 2006 to 2007, and as Director, Immunology Marketing at Abbott Laboratories, a public pharmaceutical company, from 2001 to 2006. Ms. Walbert has served on the board of directors for Apellis Pharmaceuticals, Inc., a public pharmaceutical company, since January 2025. Ms. Walbert earned a B.A. in Communications from University of Louisville and an M.S. in Integrated Marketing Communications from Northwestern University.

The Board and Nominating Committee believes that Ms. Walbert’s substantial commercial experience in the pharmaceutical industry qualifies her to serve on the Board.

Kirk Ways, M.D., Ph.D., 74, has served as a member of the Board since June 2021 and as Interim Chief Medical Officer since December 2024. Dr. Ways served as interim Chief Medical Officer of MBX Biosciences, Inc, a public biopharmaceutical company, from November 2023 to July 2024. From October 2018 to January 2021, Dr. Ways served as Chief Medical Officer of Nuvelution Pharma, Inc. (“Nuvelution”), a biopharmaceutical company. Prior to joining Nuvelution, Dr. Ways served as Development Head of Cardiovascular and Metabolism at Janssen Pharmaceuticals, Inc. (“Janssen”), a biopharmaceutical company. Prior to joining Janssen, Dr. Ways served in leadership capacities at several life sciences companies, including BioStratum Inc. as Vice President and Chief Development Officer, Aventis, Inc. as Senior Global Medical Leader and Project Team Leader, and Lilly Research Laboratories as a Research Fellow with responsibilities for the preclinical and clinical development for agents treating the chronic complications of diabetes. Prior to joining the pharmaceutical industry, Dr. Ways served as Director of the Diabetes Center, Vice Chairman for the Department of Internal Medicine, Endocrinology Section Head and Professor of Medicine at East Carolina School of Medicine. Dr. Ways has authored more than one hundred publications in the fields of diabetes and cancer. Dr. Ways earned his M.D. with honors and a Ph.D. in Pharmacology from the University of North Carolina and graduated with a B.A. magna cum laude from Bridgewater College.

The Board and Nominating Committee believes that Dr. Ways’ significant experience in leadership roles with pharmaceutical and biotechnology companies qualifies him to serve on the Board.

Directors Continuing in Office Until the Company’s 2028 Annual Meeting of Stockholders

Percival Barretto-Ko, 53, has served as a member of the Board since May 2023. Most recently, Mr. Barretto-Ko served as President and Chief Executive Officer at Plexium, a private pharmaceutical company, from November 2021 to June 2023. Prior to joining Plexium, Mr. Barretto-Ko served in numerous roles, including Chief Business Officer and President U.S., at Astellas Pharma Inc. (“Astellas”), a public pharmaceutical company, from 2005 to 2021. Prior to joining Astellas, Mr. Barretto-Ko served in increasingly senior roles at Roche UK and US, a public pharmaceutical company, from 2001 to 2005. Mr. Barretto-Ko has served on the board of directors for Alessa Therapeutics, Inc., a private pharmaceutical company, from January 2022 to April 2025. Mr. Barretto-Ko earned a B.S. in Biological Sciences with Honors from Cornell University and an M.B.A. from Yale University. In addition, Mr. Barretto-Ko served as a Sloan Fellow for Innovation and Global Leadership at the MIT Sloan School of Management, where he was awarded an M.Sc. in Management.

The Board and Nominating Committee believes that Mr. Barretto-Ko’s business and managerial experience as well as his extensive experience in the pharmaceutical industry qualifies him to serve on the Board.

Daniel Spiegelman, 67, has served as a member of the Board since September 2020. Mr. Spiegelman currently provides consulting services to various life sciences companies and has served as a Venture Partner at Samsara BioCapital, a venture capital firm, since 2023. From May 2012 to January 2020, Mr. Spiegelman was the Executive Vice President and Chief Financial Officer of BioMarin, a biotechnology company. Prior to BioMarin, Mr.

Spiegelman served as a consultant to provide strategic financial management support a portfolio of public and private life science companies. From January 1998 to May 2009, Mr. Spiegelman was the Chief Financial Officer of CV Therapeutics, Inc., a biopharmaceutical company. From July 1991 to January 1998, Mr. Spiegelman served in various roles at Genentech, Inc., (a public life sciences company, now a member of the Roche Group) most recently as Treasurer. Mr. Spiegelman has served as a director of Maze Therapeutics, Inc., a public biologics drug developer, since October 2020, of vTv Therapeutics, Inc., a public biopharmaceutical company, since June 2024 and of Kyverna Therapeutics, Inc., a public pharmaceutical company, since April 2021. Mr. Spiegelman served as a director of Myriad Genetics, Inc. a public molecular diagnostic company, from May 2020 to June 2024 and as a director of Opthea Limited, a public biologics drug developer, from October 2020 to April 2024. Mr. Spiegelman has served as director and chair of Tizona Therapeutics, Inc., a private biopharmaceutical company, since May 2019 and as director of BlueJay Therapeutics, Inc., a private biopharmaceutical company, from October 2024 to January 2026. Mr. Spiegelman received a B.A. from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

The Board and Nominating Committee believes that Mr. Spiegelman’s substantial experience as an executive officer in the pharmaceutical and biotechnology industries, including his financial expertise, qualifies him to serve on the Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the Nasdaq listing rules, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of the directors who served on our Board in 2025, except for Dr. Szwarcberg, Dr. Ways and Mr. Grey, are independent directors within the meaning of the applicable Nasdaq listing rules. Bali Muralidhar, M.D., Ph.D. and Tiba Aynechi, Ph.D., who left our Board in October 2025 and December 2025, respectively, were previously determined to be independent during their time on the Board. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board is currently chaired by Mr. Grey, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Chair of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chair of the Board creates an environment that is more conducive to the Board’s objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders, including with respect to evaluating whether steps management is taking to manage risks are appropriate for the Company. Mr. Grey’s responsibility is to ensure that our Board functions properly and to work with our Chief Executive Officer to set the Board’s agenda. We expect him to facilitate communications among our directors and between the Board and senior management. While Mr. Grey provides independent leadership, he also works closely with our Chief Executive Officer to ensure that our directors receive the information that they need to perform their responsibilities, including discussing and providing critical review of the matters that come before the Board and assessing management’s performance. As a result, we believe that such separation can enhance the effectiveness of our Board as a whole. That said, the Company does not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chair of the Board being held by different individuals, or whether the Chair of the Board should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of the Company.

In addition, the Company has a separate Chair for each committee of the Board. The Chair of each committee reports periodically to the Board on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, such as cybersecurity-related risks, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken, and to provide oversight assistance in connection with our strategic, financial, operational, information security and data privacy (including cybersecurity), regulatory, and other risks related to the Company’s business, including compliance programs as established by management and the Board. The Company’s assessment and management of material risks from cybersecurity threats are integrated into the Company’s overall risk management processes. For example, cybersecurity risk is addressed as a component of the Company’s enterprise risk management program, which is evaluated periodically by the Company’s Chief Compliance Officer, which together with the Audit Committee, evaluates material risks from cybersecurity threats against the Company’s overall business objectives and reports to the Board. The Nominating Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and practices has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the personnel in charge of the Company’s risk management efforts at least annually, and the applicable Board committees meet at least annually with the personnel responsible for risk management efforts in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the head of risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee Chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Role of the Board in Strategy Oversight

Our Board is deeply engaged and involved in overseeing our long-range strategy. Our Board’s oversight of risk is another integral component of the Board’s oversight and engagement on strategic matters. Strategy-related matters are regularly discussed at Board meetings and, when relevant, at committee meetings. We also dedicate at least one Board meeting every year to an even more intensive review and discussion of our strategic plan. Matters of strategy also inform committee-level discussions of many issues, including enterprise risk. Engagement of the Board on these issues and other matters of strategic importance continues in between meetings, including through updates to the Board on significant items and discussions between the CEO and our Chair of the Board on a periodic basis. Each director is expected to and does bring to bear their own talents, insights, and experiences to these strategy discussions.

Meetings of the Board of Directors

The Board met twelve times during the last fiscal year. All directors, except Dr. Muralidhar, attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

In 2025, the Company’s non-employee directors met four times in regularly scheduled executive sessions at which only non-employee directors were present.

Board Composition

We believe that our directors collectively have an appropriate balance of knowledge, experience, attributes, skills and expertise to ensure that the Board appropriately fulfills its oversight responsibilities and acts in the best interests of our stockholders. Although specific qualifications for membership on the Board may vary from time to time, desired qualities include (A) the highest personal integrity and ethics, (B) relevant expertise upon which to be able to offer advice and guidance to management, (C) demonstrated excellence in his or her field, (D) sound business judgment, (E) sufficient time to devote to the affairs of the Company, and (F) commitment to rigorously represent the long-term interests of our stockholders.

The following table depicts the key skills and experience that we consider important in light of our current business structure and that our directors bring to our Company.

	P. Barretto-Ko	M. Grey	Keli Walbert	C. Simpson	D. Spiegelman	J. Szwarcberg	K. Ways
Financial and Accounting		●			●
Senior Leadership	●	●	●	●	●	●	●
Healthcare	●	●	●	●	●	●	●
Research and Development	●	●		●		●	●
Commercial	●	●	●
Governance		●	●		●
Global Business	●	●	●	●	●	●	●
Public Policy and Regulatory	●			●		●	●

1. Financial and Accounting: knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes;

2. Senior Leadership Experience: serving in a senior leadership role at another organization and experience with human capital management;

3. Healthcare: experience in or with the biotechnology, life sciences and/or pharmaceutical industries, including experience in the clinical development of pharmaceutical products;

4. Research and Development: experience in the research and development of therapeutic investigational products, including those within rare diseases;

5. Commercialization: experience executing corporate commercial and/or marketing strategies and initiatives;

6. Governance: experience serving on the board of directors of other public companies, and knowledge regarding public company governance and compensation, policies and practices;

7. Global Business: experience outside of the United States, including knowledge of and experience with research and development and commercial operations; and

8. Public Policy and Regulatory: experience with government, public policy or regulatory affairs.

Information Regarding Committees of the Board of Directors

The Board has three committees: the Audit Committee, Compensation Committee and Nominating Committee. The following table provides membership and meeting information for 2025 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Javier Szwarcberg, M.D., MPH
Michael Grey
Tiba Aynechi, Ph.D.(1)
Percival Barretto-Ko	X	X*
Bali Muralidhar, M.D., Ph.D.(2)
Camilla V. Simpson, M.Sc.	X	X	X*
Daniel Spiegelman	X*		X
Keli Walbert (3)		X
Kirk Ways, M.D., Ph.D. (4)
Total meetings in 2025	4	2	3

* Committee Chairperson

(1) Dr. Aynechi served on our Board and was the Chairperson of the Compensation Committee until her resignation on December 11, 2025.

(2) Dr. Muralidhar served on our Board and was a member of the Compensation Committee until his resignation on October 15, 2025.

(3) Ms. Walbert became a member of the Compensation Committee effective December 11, 2025.

(4) Dr. Ways was the Chairperson of the Nominating Committee until March 26, 2025. Ms. Simpson was appointed Chairperson as of such date.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial-statement audits, and to oversee our independent registered accounting firm.

Specific responsibilities of the Audit Committee include:

•
overseeing our corporate accounting and financial reporting processes;
•
managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•
reviewing related person transactions;
•
reporting to the Board with respect to material issues that arise regarding the quality or integrity of our financial statements, our compliance with applicable legal or regulatory requirements and other matters; and
•
approving, or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

The Audit Committee is composed of three directors: Mr. Spiegelman, Mr. Barretto-Ko, and Ms. Simpson. The Audit Committee met four times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.sprucebio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”).

The Board reviews the Nasdaq listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing rules).

The Board has also determined that Mr. Spiegelman qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, the Board made a qualitative assessment of Mr. Spiegelman’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer.

Report of the Audit Committee of the Board*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report.

Daniel Spiegelman
Percival Barretto-Ko
Camilla V. Simpson, M.Sc.

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Mr. Barretto-Ko, Ms. Simpson, and Ms. Walbert. Dr. Muralidhar and Dr. Aynechi also served on the Compensation Committee until their resignations in October 2025 and December 2025, respectively. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing rules). The Compensation Committee met two times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.sprucebio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate.

Specific responsibilities of the Compensation Committee include:

•
reviewing and approving the compensation of our Chief Executive Officer, other executive officers and senior management;
•
reviewing and approving the compensation paid to our directors;
•
reviewing and approving the compensation arrangements with our executive officers and other senior management;
•
administering our equity incentive plans and other benefit programs;
•
reviewing, adopting, amending, and terminating the terms of any employment agreements, stock option plans, stock appreciation rights plans, severance arrangements, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans;

•
change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management;
•
reviewing, evaluating and recommending to the Board succession plans for our executive officers; and
•
reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly or as needed. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation. In addition, under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In fiscal year 2023, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Aon Consulting, Inc. (“Aon”) as compensation consultant. The Compensation Committee decided to continue Aon’s engagement in fiscal years 2024 and 2025. In fiscal year 2025, as part of its engagement, Aon was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group for purposes of developing recommendations on the amount and form of executive and director compensation that were presented to the Compensation Committee for its consideration. In 2025, we paid Aon approximately $65,027 for Aon’s consulting services directly related to Compensation Committee support. In addition, management of the Company engaged affiliates of Aon for other services in 2025 that were not related to Aon’s Compensation Committee consulting services. Specifically, we engaged an affiliate of Aon for insurance brokerage services, for which we paid approximately $154,500 in 2025. Although the Compensation Committee was aware of the nature of these additional services, the committee did not review and approve such services, insurance premiums or policies, as those were reviewed and approved by management in the ordinary course of business. Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by the Compensation Committee. In particular, Aon provides a report to the Compensation Committee on the financial relationship between Aon and the Company, and provides written assurances that, within Aon, the compensation of the affiliate consultants who perform executive compensation services for the Compensation Committee is determined separately from Aon’s other lines of business and from the other services it provides to the Company. These safeguards were designed to help ensure that the Compensation Committee’s compensation consultants continued to fulfill their role in providing independent, objective advice.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Board previously formed an Equity Award Committee (the “Equity Award Committee”), currently composed solely of our Chief Executive Officer, to which it delegated authority to grant, without any further action required by the Board or the Compensation Committee, stock options and restricted stock units to employees who are not executives of the Company, in each case pursuant to the 2020 Equity Incentive Plan (the “2020 Plan”). The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-executive employees, particularly new employees, within specified limits approved by the Board. During fiscal 2025, the Equity Award Committee exercised its authority to grant an aggregate of 8,406 restricted stock units with both performance-based and time-based vesting conditions to non-executive employees.

Typically, the Compensation Committee makes most of the significant adjustments to annual compensation, determines bonus and equity awards and establishes new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by our Chief Executive Officer.

In the case of our Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company, reviewing and evaluating incumbent directors, recommending to the Board for selecting candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing and making recommendations regarding corporate governance matters.

Specific responsibilities of the Nominating Committee include:

•
identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;
•
considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;
•
instituting plans or programs for the continuing education of the Board and orientation of new directors;
•
developing and making recommendations to the Board regarding corporate governance guidelines and matters; and
•
overseeing periodic evaluations of the Board’s performance, including committees of the Board and management.

The Nominating Committee is currently composed of two directors: Ms. Simpson and Mr. Spiegelman. Dr. Ways also served on and was the Chairperson of the Nominating Committee until March 26, 2025, when Ms. Simpson was appointed as the Chairperson. All members of the Nominating Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing rules). The Nominating Committee met three times during

2025. The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at www.sprucebio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board, to maintain a balance of knowledge, experience and capability.

The Nominating Committee appreciates the value of thoughtful Board refreshment, and seeks to identify and consider qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board self-evaluations, which are periodically conducted with oversight from the Nominating Committee. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting at 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080, Attention: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Environmental, Social and Governance Matters

We are committed to developing and commercializing novel therapies for rare disorders with significant unmet medical need. We believe that our success depends on our ability to attract, develop and retain key personnel. We strive toward having a diverse team of employees and are committed to equality, inclusion and workplace diversity. For example, we provide various training and development programs that are intended to build and strengthen our employees’ leadership and professional skills, and have multiple employee community groups to foster dialogue and other actions related to diversity and inclusion.

Stockholder Communications With the Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication. All communications will be compiled by our Corporate Secretary and submitted to the Board or the individual directors on a periodic basis.

These communications will be reviewed by our Corporate Secretary, who will determine whether the communication should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.

Code of Conduct

We maintain a Code of Conduct that applies to all our employees, officers and directors. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text of our Code of Conduct is posted on our website at www.sprucebio.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report. If we ever were to waive or amend any provision of the Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.

Insider Trading Policy

We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Prohibition on Speculative Trading

Under the terms of our insider trading policy, none of our employees, directors or consultants may engage in short sales, transactions in put options, call options or other derivative securities on an exchange or in any other organized market, or in any other inherently speculative transactions with respect to our capital stock. Further, none of our employees, directors or consultants may engage in hedging or monetization transactions at any time, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds with respect to our capital stock. In addition, none of our employees, directors or consultants may hold any of our securities in a margin account or otherwise pledge any of our securities, including as collateral for a loan, at any time.

*The disclosure under the caption “Prohibition on Speculative Trading” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Clawback Policy

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. As required by SEC rules, we have also implemented an incentive recoupment policy that is compliant with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Proposal 2
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected BDO USA, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has further directed that the Board submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO USA, P.C. has audited the Company’s financial statements since 2020. Representatives of BDO USA, P.C. are expected to be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of BDO USA, P.C. as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of BDO USA, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees charged by BDO USA, P.C. for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
(in thousands)
Audit fees	$ 564	$ 473
Audit-related fees	$ —	$ —
Tax fees	$ 88	$ —
All other fees	$ —	$ —
Total fees	$ 652	$ 473

Audit Fees. Consists of fees billed for professional services for audit and quarterly review of our financial statements and review of our registration statements on Form S-8 and Form S-3, our definitive proxy statement and related services that are normally provided in connection with statutory and regulatory filings or engagements.

Tax Fees. Consists of fees billed for tax advisory services.

All Audit Fees and Tax Fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its pre-approval policy, the Audit Committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent registered public accounting firm that are not otherwise prohibited by law and any associated fees. The Audit Committee may delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

The Board Recommends
a Vote in Favor of Proposal 2.

Proposal 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers described in this Proxy Statement. The compensation of our named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this Proxy Statement. We believe that our compensation policies and decisions are consistent with current market practices. We aim to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when making future compensation decisions for our named executive officers. If stockholders approve the “One Year” option as the frequency of future say-on-pay votes under Proposal 4, we expect that we will conduct our next say-on-pay vote at the 2027 annual meeting of stockholders.

The text of the resolution in respect of this proposal is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”

The Board Recommends
a Vote in Favor of Proposal 3.

Proposal 4
advisory VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY STOCKHOLDER APPROVAL OF EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are also entitled to vote, on an advisory basis, on whether the “say-on-pay” vote, as required by Section 14A of the Exchange Act, should occur every one, two, or three years. The vote on the frequency of the say-on-pay vote, just as with the say-on-pay vote itself, is advisory only, and it also is not binding on the Company or on our Board. Although the vote is non-binding, the Compensation Committee and the Board will carefully consider the outcome of the vote when determining the frequency of future stockholder advisory votes to approve the compensation of our named executive officers.

After careful consideration, the Board has determined that a say-on-pay vote that occurs every year is the most appropriate alternative for our Company at this time. Therefore, the Board recommends that you vote for a “One Year” frequency for the say-on-pay vote.

Although the Board recommends a say-on-pay vote be held every year, you may vote one of four choices for this Proposal 4 on the proxy card: “One Year”, “Two Years”, “Three Years”, or “Abstain.” The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED, that the advisory vote of the compensation of the Company’s named executive officers should occur every:

Option 1: One Year;

Option 2: Two Years; or

Option 3: Three Years.”

The Board Recommends
a Vote in Favor of “One Year” on Proposal 4.

EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the Record Date is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions as of the Record Date.

Name	Age	Position
Javier Szwarcberg, M.D., MPH	56	Chief Executive Officer and Director
Samir Gharib	43	President and Chief Financial Officer
Kirk Ways, M.D., Ph.D.	74	Interim Chief Medical Officer
Corwin Dale Hooks	59	Chief Commercial Officer

Javier Szwarcberg, M.D., MPH. Biographical information regarding Dr. Szwarcberg is set forth under “Proposal 1: Election of Directors.”

Samir Gharib has served as our President since January 2022 and as our Chief Financial Officer since May 2020. From September 2019 to May 2020, Mr. Gharib provided consulting services to various companies with Benchmark Financial Partners (“Benchmark”), a strategic financial advisory firm. From October 2018 to September 2019, Mr. Gharib was the Chief Financial Officer of Stemedica Cell Technologies, Inc., a global pharmaceutical company focused on the development and commercialization of cell therapeutics for underserved medical conditions. From September 2017 to October 2018, Mr. Gharib served as Managing Director of Benchmark. From October 2013 to September 2017, Mr. Gharib held positions of increasing responsibility at Revance Therapeutics, Inc., a commercial-stage biotechnology company, including Vice President of Finance and Administration. From January 2011 to September 2013, Mr. Gharib was the Corporate Controller, Director of Finance for Talon Therapeutics, Inc. Mr. Gharib has been an advisor to Berkeley SkyDeck since January 2020. Mr. Gharib received a Bachelor of Science and M.B.A. from the Haas School of Business at the University of California at Berkeley, and is a Certified Public Accountant licensed in the State of California.

Kirk Ways, M.D., Ph.D., Biographical information regarding Dr. Ways is set forth under “Proposal 1: Election of Directors.”

Corwin Dale Hooks has served as our Chief Commercial Officer since March 2026. Mr. Hooks previously served as Chief Commercial Officer of Applied Therapeutics, Inc. (“Applied Therapeutics”), a public biopharmaceutical company, from April 2024 until February 2026. Prior to joining Applied Therapeutics, Mr. Hooks served as Vice President, Global Commercial Operations from 2019 until 2023 at Reata Pharmaceuticals, Inc. (“Reata”), a public biopharmaceutical company, which was acquired in 2023 by Biogen Inc. Previously, Mr. Hooks served multiple commercial roles of increasing responsibility at Genentech, Inc. (“Genentech”), a private biotechnology company, most recently as Franchise Head, Oncology. At Genentech, he launched several new products and built commercial franchises to support new product approvals. Mr. Hooks has held leadership and commercial roles at Galderma Laboratories S.A., a public dermatology company, Novartis Pharmaceuticals Corporation, a subsidiary of Novartis AG, and Glaxo Wellcome plc, now part of GSK plc. Mr. Hooks received a BBA from Stephen F. Austin University and an MBA from the University of North Carolina at Chapel Hill.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our directors, including the nominees named herein;
•
each of our named executive officers; and
•
all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a stockholder and the percentage ownership of such stockholder, we deemed to be outstanding all shares subject to options held by the stockholder that are currently exercisable or exercisable as of May 23, 2026, which is 60 days after the Record Date. These shares are deemed to be outstanding and beneficially owned by the stockholder holding such options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as indicated by the footnotes below and subject to community property laws where applicable, we believe, based on information furnished to us, that the stockholders named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. This table is based upon information supplied by officers and directors and Schedules 13D and 13G filed with the SEC.

Applicable percentage ownership is based on 1,372,278 shares of our common stock outstanding as of the Record Date.

Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Spruce Biosciences, Inc., 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Shares of Common Stock Beneficially Owned
Greater than 5% Holders:
Entities affiliated with Ikarian Capital, LLC(1)	121,356	8.8%
Entities affiliated with Millennium Management LLC(2)	103,026	7.5%
Entities affiliated with Citadel Advisors LLC(3)	70,035	5.1%
Entities affiliated with Squadron Capital Management LLC(4)	70,000	5.1%

Named Executive Officers and Directors:
Javier Szwarcberg, M.D., MPH(5)	30,670	2.2%
Samir Gharib(6)	14,394	1.0%
Kirk Ways, M.D., Ph.D.(7)	2,991	*
Michael Grey(8)	6,357	*
Camilla V. Simpson, M.Sc.(9)	2,500	*
Daniel Spiegelman(10)	2,046	*
Percival Barretto-Ko(11)	1,577	*
Keli Walbert(12)	472	*
All current executive officers and directors as a group (9 persons)(13)	61,007	4.3%

* Represents beneficial ownership of less than 1%.

(1) Consists of 121,356 shares of common stock held by Ikarian Healthcare Master Fund, L.P., a Cayman Islands exempted limited partnership (the “Fund”). The Fund, and certain separately managed accounts (collectively, the “Managed Accounts”) managed by Ikarian Capital, LLC (“Ikarian Capital”), are the record owners of such shares. Ikarian Capital is an investment adviser and serves as investment manager to the Fund and as sub-adviser to the Managed Accounts, and may be deemed to have beneficial ownership of the shares through the investment discretion it has over the Fund and the Managed Accounts. Ikarian Capital is ultimately controlled, indirectly, by Neil Shahrestani. Accordingly, Mr. Shahrestani may be deemed to indirectly beneficially own securities beneficially owned by Ikarian Capital. The Fund disclaims beneficial ownership of the shares held by the Managed Accounts. The Managed Accounts disclaim beneficial ownership of the shares held by the Fund. Mr. Shahrestani and Ikarian Capital have shared voting and investment power over all the shares covered by such statement. The address of the principal office of Ikarian Capital, LLC and Mr. Shahrestani is c/o Ikarian Capital, LLC, 100 Crescent Court, Suite 1620, Dallas, TX 75201.

(2) Consists of 103,026 shares of common stock that may be beneficially owned by Integrated Core Strategies (US) LLC (“Integrated Core”), Integrated Holding Group LP, Millennium Management LLC, Millennium Group Management LLC, and Israel A. Englander. Integrated Holding Group LP is the managing member of Integrated Core, and Millenium Management LLC is the general partner of Integrated Holding Group LP. The shares are held by entities subject to voting control and investment discretion by Millennium Management LLC and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). All such entities retain shared voting and investment power over the shares, except for Integrated Core, which shares voting and investment power over 102,971 of the shares with the other entities. The address of all such entities is c/o Millenium Management LLC, 399 Park Avenue, New York, NY 10022.

(3) Consists of (i) 69,999 shares of common stock that may be deemed beneficially owned by Citadel CEMF Investments Ltd. (“CCIL”), Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisor Holdings LP (“CAH”), Citadel GP LLC (“CGP”) and (ii) 36 shares of common stock that may be deemed beneficially owned by Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”). Citadel Advisors is the portfolio manager for CCIL. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Kenneth Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Mr. Kenneth Griffin may be deemed to beneficially own, and shares voting and investment power over, all 70,035 shares disclosed above. CCIL, Citadel Advisors, Citadel Advisor Holdings LP and Citadel GP LLC have shared voting and investment power over 69,999 shares, while Citadel Securities, CALC4 and CSGP have shared voting and investment power over 36 shares. The address of such entities and person is 830 Brickell Plaza, Miami, FL 33131.

(4) Consists of 70,000 shares of common stock beneficially owned by Squadron Master Fund LP. Squadron Capital Management, LLC, which serves as investment adviser to private funds, including but not limited to Squadron Master Fund LP (collectively, the “Funds”), may be deemed to be the beneficial owner of all shares of common stock held by the Funds. Matthew Sesterhenn and William Blank, as Partners of Squadron Capital Management, LLC, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of common stock held by the Funds. Squadron Master Fund LP and Squadron Capital Management, LLC retain shared voting and investment power over such shares. The address of all such entities and persons is c/o Squadron Capital Management LLC, 999 Oakmont Plaza Drive, Suite 600, Westmont, IL 60559.

(5) Consists of 19,004 shares of our common stock held by Dr. Szwarcberg and 11,666 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Dr. Szwarcberg. None of these shares of common stock have been pledged as security.

(6) Consists of 8,263 shares of our common stock held by Mr. Gharib and 6,131 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Mr. Gharib. None of these shares of common stock have been pledged as security.

(7) Consists of 1,250 shares of our common stock held by Dr. Ways and 1,741 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Dr. Ways. None of these shares of common stock have been pledged as security.

(8) Consists of 6,357 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Mr. Grey. None of these shares of common stock have been pledged as security.

(9) Consists of 2,500 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Ms. Simpson. None of these shares of common stock have been pledged as security.

(10) Consists of 2,046 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Mr. Spiegelman. None of these shares of common stock have been pledged as security.

(11) Consists of 1,577 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Mr. Barretto-Ko. None of these shares of common stock have been pledged as security.

(12) Consists of 472 shares of our common stock subject to options exercisable within 60 days of the Record Date held by Ms. Walbert. None of these shares of common stock have been pledged as security.

(13) Consists of (i) 28,517 shares of common stock held by our current directors and executive officers as a group and (ii) 32,490 shares of common stock issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.

Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Due to administrative delays, Dr. Szwarcberg failed to timely file one Form 4 report reflecting the repricing of a previously vested performance contingent stock option and Dr. Ways failed to timely file on Form 4 report reflecting the grant, vesting and net settlement of certain RSUs and reflecting the repricing of certain stock options.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program than companies that are not smaller reporting companies, our Compensation Committee is committed to providing the information necessary to help stockholders understand our executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe our 2025 compensation program for our named executive officers.

Responsible Executive Compensation Practices

The following table summarizes our executive compensation practices, both the responsible practices we have implemented and the practices we have avoided, that we believe allow us to best serve our stockholders’ long-term interests.

What we do:	What we do not do

✓ Annual bonuses tied to company performance. Annual executive bonuses are determined based on an assessment of corporate performance, aligning the interests of our executives with those of our stockholders.

✓ Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives.

✓ Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered.

✓ Independent Compensation Committee. Our Compensation Committee is comprised solely of independent members of our Board.

✓ Independent compensation consultant. Our Compensation Committee uses an independent compensation consultant that provides no other material services to the company.

✗ No tax gross-ups. None of our compensation agreements and arrangements provide for tax “gross-ups.”

✗ No special perquisites. We generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally.

✗ No retirement plans other than 401(k). We do not provide any pension or other special retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we contribute up to $5,000 per employee.

✗ No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs to our other full-time, salaried employees.

✗ Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our directors, employees and consultants from hedging transactions. In addition, our insider trading policy prohibits any person subject to such policy from short selling, pledging our securities or purchasing our securities on margin or holding them in a margin account at any time.

We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance aimed at increasing stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with the Company’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders. The tables below illustrate the extent to which we weight compensation towards performance- and equity-based compensation.

Our named executive officers for the year ended December 31, 2025, consisting of our principal executive officer and the next two most highly compensated executive officers, were:

•
Javier Szwarcberg, M.D., MPH, our Chief Executive Officer;
•
Samir Gharib, our President and Chief Financial Officer; and
•
Kirk Ways, M.D., Ph.D., our Interim Chief Medical Officer.

Summary Compensation Table

The following table presents all of the compensation awarded to or earned by or paid to our named executive officers during the fiscal years indicated below.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Javier Szwarcberg, M.D., MPH	2025	610,000	503,250	1,750,518	41,805	—	5,000	2,910,573
Chief Executive Officer	2024	610,000	335,500	581,687	—	—	5,000	1,532,187
Samir Gharib	2025	465,100	313,943	671,916	17,252	—	5,000	1,473,211
President and Chief Financial Officer	2024	465,100	209,925	249,665	—	—	5,000	929,690
Kirk Ways, M.D., Ph.D. Interim Chief Medical Officer (5)	2025	—	—	442,050	5,529	—	596,833	1,044,412

(1) Amounts disclosed for fiscal year 2025 reflect discretionary bonuses earned in 2025 and paid in 2026 based on the Board’s determination of overall corporate performance for the year.

(2) The dollar amounts in this column for fiscal year 2025 reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards granted during the fiscal year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Committee (“ASC”) Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of each RSU is measured based on the closing price of our common stock on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(3) Amounts disclosed for fiscal year 2025 represent the sum of (a) the aggregate grant date fair value of stock options granted to our named executive officers, computed in accordance with ASC Topic 718 and (b) the incremental fair values of the option awards resulting from the Repricing (as defined below). Assumptions used in the calculation of these amounts are included in notes to our financial statements included in our Annual Report. For Dr. Ways, these amounts include the fair value of stock options granted for service as a director during 2025. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the named executive officers.

(4) For Dr. Szwarcberg and Mr. Gharib, amounts shown in this column represent $5,000 paid to each officer in matching payments under our 401(k) Plan. For Dr. Ways, this amount includes $540,496 paid for consulting services, $14,496 paid for consulting service-based travel expense reimbursements, and $41,841 paid for his Board and Committee service in 2025.

(5) Dr. Ways began providing services as our Interim Chief Medical Officer in December 2024 and was not a named executive officer in 2024; therefore, no 2024 compensation is reported for him in this table.

Narrative to Summary Compensation Table

Executive Compensation Elements

The primary elements of our executive compensation program for the year ended December 31, 2025 were:

•
base salary;
•
annual cash incentive compensation payments; and
•
equity compensation.

In addition to these primary elements of executive compensation, we also offer our executive officers broad-based health, welfare and retirement benefits consistent with the benefits we provide to our other full-time, salaried employees, as discussed below under “401(k) Plan” and “Other Compensation and Benefits.” We do not have any formal policies for allocating compensation among these components. Instead, our Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term, and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.

Annual Base Salary

The 2025 annual base salaries for our named executive officers are set forth in the table below.

Name	2025 Base Salary
Javier Szwarcberg, M.D., MPH	$610,000
Samir Gharib	$465,100
Kirk Ways, M.D., Ph.D.(1)	—

(1) As Interim Chief Medical Officer, Dr. Ways does not receive a base salary. Instead, Dr. Ways receives a fee of $500 per hour for consulting services rendered in his capacity as Interim Chief Medical Officer.

Compensation for our NEOs is reviewed and approved annually by the Board, based on the Compensation Committee’s review and recommendation. We recognize the importance of base salary as an element of compensation that helps to attract, retain and motivate our executive officers. We provide base salary as a fixed source of cash compensation to recognize each named executive officer’s day-to-day responsibilities, reflective of the role, responsibilities, skills, experience and performance of our executive officers, which is designed to provide an appropriate and competitive base level of current cash income for the named executive officers. The Board’s decisions on base salary levels for the named executive officers are primarily based on its review of executive and company performance, compensation benchmarks of peer companies, criticality of the executive’s role to the execution of our corporate goals and the executive’s potential to impact future business results, and other discretionary factors in its overall assessment of and changes to compensation. Base salary is the only element of compensation that is fixed; the remainder and majority of each executive officer’s potential compensation is composed of variable compensation that is designed to incentivize shorter-term (annual) or longer-term performance.

Annual Bonus Compensation

Pursuant to our executive bonus plan, each named executive officer, except for Dr. Ways, is eligible to receive a target bonus determined as a percentage of his annual base salary. Annual incentive compensation payments are variable and their purpose is to align management and stockholder interests by linking pay and performance. We seek to motivate, reward and retain our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each of our eligible named executive officers is eligible to receive an annual performance bonus based on the achievement of performance goals as determined by the Board or an authorized committee thereof. Each eligible named executive officer is assigned a target bonus expressed as a percentage of his base salary. Our Compensation Committee recommends these target bonus percentages for each eligible named executive officer position primarily based on the range of target bonus percentages for similar positions at peer companies. Our Compensation Committee periodically reviews and evaluates each eligible named executive officer’s target bonus percentage.

The target bonus amounts for Dr. Szwarcberg and Mr. Gharib for 2025 were set at 55% and 45%, respectively. The Compensation Committee recommended, and the Board approved, annual performance bonuses for Dr. Szwarcberg and Mr. Gharib for 2025 were approved in the amounts of $503,250 and $313,943, respectively, based on the discretionary determination that the Company achieved several key corporate milestones during 2025. These amounts are reflected in the “Bonus” column of the Summary Compensation Table above.

Equity-Based Incentive Awards

We believe that our ability to grant equity-based incentive awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our executive officers with the financial interests of our stockholders. In addition, we believe that our ability to grant equity-based awards helps us to attract, retain and motivate executive officers, and encourages them to devote their best efforts to our business and financial success. Vesting of equity awards is generally tied to continuous service with us and serves as an additional retention measure—at times, vesting of equity-based awards will be tied to performance metrics, as determined in the discretion of the Compensation Committee and the Board. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.

The size and form of these equity awards is determined by the Board in its discretion. The Board uses stock options as a key tool in serving to align the interests of our executive officers and our stockholders. Stock options are inherently performance based, and automatically link executive pay to stockholder return, as the value realized, if any, by the executive from an award of stock options, is dependent upon, and directly proportionate to, appreciation in stock price. Executives will only receive value from the stock option awards if the price of the stock increases above the stock price at time of grant, and remains above as the stock options continue to vest. Stock options also do not have downside protection, and the awards will not provide value to the holder when the stock price is below the exercise price.

The Board also uses RSUs and has, from time to time, utilized PSUs in addition to stock options, as they are complementary to stock options and encourage alignment with stockholders' interests, while also reinforcing an ownership culture and ensuring adequate retention of our executive team.

In 2025, we granted RSU awards to each of our named executive officers pursuant to the 2020 Plan. On December 11, 2025, we granted each of Dr. Szwarcberg, Mr. Gharib, and Dr. Ways 19,800, 7,600, and 5,000 RSUs, respectively, with one quarter of the RSUs vesting at the time of grant and one quarter of the total number of RSUs vesting on each of December 15, 2026, December 15, 2027 and December 15, 2028, subject to the named executive officer’s continued service with us through each such date.

401(k) Plan

We maintain a 401(k) plan (the “401(k) Plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits of the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) Plan. Currently, we make matching contributions, but no discretionary contributions, to the 401(k) Plan. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) Plan.

Other Compensation and Benefits

All of our current named executive officers, except for Dr. Ways are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability, and life insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death, and dismemberment insurance for all of our employees, including our named executive officers. We generally do not provide perquisites or personal benefits to our named executive officers, except for eligible travel expense reimbursements to Dr. Ways pursuant to his consulting agreement.

Outstanding Equity Awards as of December 31, 2025

The following table presents the outstanding equity incentive plan awards held by each named executive officer as of December 31, 2025.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price Per Share ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Javier Szwarcberg, M.D., MPH	1/3/2022(5)	9,791	209	344.25(13)	1/2/2032	—	—
	1/3/2022(6)	1,666	—	344.25(13)	1/2/2032	—	—
	12/5/2022(7)	—	—	—	—	1,480	128,293
	12/14/2023(8)	—	—	—	—	2,392	208,367
	3/14/2024(9)	—	—	—	—	3,588	312,551
	12/11/2025 (10)	—	—	—	—	14,850	1,293,584
Samir Gharib	6/8/2020(6)	1,579	—	122.65(13)	6/7/2030	—	—
	8/7/2020(6)	953	—	230.57(13)	8/6/2030	—	—
	1/28/2021(6)	733	—	1,506.00(13)	1/27/2031	—	—
	12/16/2021(6)	1,933	—	186.00(13)	12/15/2031	—	—
	1/3/2022(11)	913	20	344.25(13)	1/3/2032	—	—
	12/5/2022(7)	—	—	—	—	496	43,207
	12/14/2023(8)	—	—	—	—	1,026	89,375
	3/14/2024(9)	—	—	—	—	1,539	134,062
	12/11/2025(10)	—	—	—	—	5,700	496,527
Kirk Ways, M.D., Ph.D.	6/23/2021(6)	266	—	791.25 (13)	6/22/2031	—	—
	5/25/2022(6)	275	—	99.00	5/24/2032	—	—
	5/25/2023(6)	400	—	169.50(13)	5/24/2033	—	—
	5/22/2024(6)	400	—	56.33	5/21/2034	—	—
	7/23/2025(12)	—	400	9.26	7/22/2035	—	—
	12/11/2025(10)	—	—	—	—	3,750	326,663

(1) All of the option awards granted prior to our initial public offering in October 2020 were granted under our 2016 Equity Incentive Plan (the “2016 Plan”). All of the option awards granted since our initial public offering in October 2020 were granted under the 2020 Plan, other than Dr. Szwarcberg’s January 2022 option awards granted as inducement grants in accordance with Nasdaq Listing Rule 5635(c)(4) outside the 2020 Plan but pursuant to the terms of the 2020 Plan as if such awards were made under the 2020 Plan.

(2) All of the option awards granted prior to our initial public offering in October 2020 were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by the Board or compensation committee. All of the option awards granted since our initial public offering in October 2020 were granted with a per share exercise price equal to the closing sales price on the date of grant.

(3) Awards in this column consist of RSU awards that were unvested as of December 31, 2025.

(4) Amounts in this column represent the market value for RSU awards that were unvested as of December 31, 2025. The market value of the RSU award is calculated by multiplying the number of shares underlying the RSU award shown in the table by $87.11, the closing price of our common stock on December 31, 2025.

(5) One-fourth of the shares subject to the option award vested on January 3, 2023, and the balance vests in equal monthly installments over the three years thereafter.

(6) Fully vested.

(7) One-fourth of the shares vested on December 15, 2023, and one-third of the remaining shares vest on each anniversary thereafter, subject to continued service to us as of each such date.

(8) One-fourth of the shares vested on December 15, 2024, and one-third of the remaining shares vest on each anniversary thereafter, subject to continued service to us as of each such date.

(9) One-fourth of the shares vested on December 10, 2025, and one-third of the remaining shares vest on each anniversary thereafter, subject to continued service to us as of each such date.

(10) One-fourth of the shares vested on December 11, 2025, and one-third of the remaining shares vest on December 15, 2026, December 15, 2027 and December 15, 2028, subject to continued service to us as of each such date.

(11) One-forty-eighth of the shares subject to the option award shall vest on each monthly anniversary of January 3, 2022, subject to continued service to us as of each such date.

(12) The shares subject to the option will vest in full on the earlier of (a) July 23, 2026 or (b) the date of the Company’s 2026 annual stockholder meeting, subject to continued service to us as of each such date.

(13) Pursuant to the Repricing (as defined below), the exercise price of the repriced options has been modified to be $104.13, the closing price of our common stock on December 11, 2025, the date of Repricing. However, if a named executive officer exercises a repriced option before the end of a retention period of one year (subject to earlier termination in certain circumstances), such named executive officer will be required to pay the original exercise price per share of such repriced option. There was no change to the vesting schedules, expiration dates or number of shares underlying the repriced options in connection with the Repricing.

Options held by our named executive officers are eligible for accelerated vesting under specified circumstances as further described under the section titled “Executive Compensation—Potential Payments Upon Termination or Change of Control”.

Option Repricing

In December 2025, the Board approved, effective December 11, 2025, the one-time repricing of certain stock options that had been granted prior to that date under the 2020 Plan (the “Repricing”). The Repricing impacted stock options with exercise prices greater than $106.09, and each stock option was repriced to have a per share exercise price of $104.13. To be eligible to exercise the option at the new exercise price, option holders must remain employed with us through December 11, 2026 (subject to earlier termination in certain circumstances). Any exercise of the option prior to that date will require payment of the original, higher exercise price. No changes were made to the vesting schedules, expiration dates or number of shares underlying the repriced stock options. The incremental fair values from the Repricing to the impacted stock options for the named executive officers are included in the “Option Awards” column in the Summary Compensation Table above. We believe the Repricing was in our best interests, in order to motivate our option holders to continue to provide services to us and work towards our success.

Employment and Letter Agreements

Below are descriptions of our employment and letter agreements with our named executive officers. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers, see the section titled “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

Dr. Szwarcberg. We entered into an offer letter agreement with Dr. Szwarcberg in December 2021, which governs the current terms of Dr. Szwarcberg’s employment with us. Pursuant to the agreement, Dr. Szwarcberg is entitled to an initial annual base salary of $540,000, is eligible to receive an annual performance bonus with a target achievement of 50% of his base salary, as determined by the Board, and was granted options to purchase an aggregate of 1,000,000 shares of our common stock. In April 2022, we entered into an amendment to Dr. Szwarcberg’s offer letter, pursuant to which we amended Dr. Szwarcberg’s entitlement to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.” In December 2023, the Board confirmed Dr. Szwarcberg’s target bonus for 2024 performance was to be 55% of his annual base salary and approved an increase in his base salary to $610,000 for 2024. No changes were made to Dr. Szwarcberg’s compensation for 2025. Dr. Szwarcberg is also eligible for standard benefits such as vacation and paid time off and to participate in employee benefit plans and programs, in each case, as generally available to our regular full-time employees. Dr. Szwarcberg’s employment is at will.

Mr. Gharib. We entered into an offer letter agreement with Mr. Gharib in April 2020, which governs the current terms of Mr. Gharib’s employment with us. Pursuant to the agreement, Mr. Gharib was entitled to an initial annual base salary of $330,000 (which was subsequently increased by the Board to $380,000, effective immediately prior to our initial public offering), was eligible to receive an annual performance bonus with a target achievement of 30% of his base salary (which was subsequently increased by the Board to 40%, effective immediately prior to our initial public offering), as determined by the Board. In December 2021, the Board increased Mr. Gharib’s annual base salary for 2022 to $414,300. In January 2022, in connection with his appointment as President, the Board further increased Mr. Gharib’s annual base salary for 2022 to $430,000 and increased his target bonus for 2022 performance to 45% of his annual base salary. In December 2023, the Board further increased Mr. Gharib’s annual base salary for 2024 to $465,100 and confirmed that his target bonus for 2024 performance was to remain at 45% of his annual base salary. No changes were made to Mr. Gharib’s compensation for 2025. Mr. Gharib is also eligible for standard benefits such as vacation and paid time off and to participate in employee benefit plans and programs, in each case, as generally available to our regular full-time employees. Mr. Gharib’s employment is at will. Mr. Gharib is also entitled to certain severance benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”

Dr. Ways. We entered into a consulting agreement with Dr. Ways in December 2024, which governs the current terms of Dr. Ways’ relationship with us. Pursuant to the agreement, Dr. Ways is paid $500 per hour for services rendered as our Interim Chief Medical Officer. Dr. Ways is also eligible for reimbursement of reasonable expenses associated with pre-approved travel to and from South San Francisco, site locations and the FDA. Dr. Ways’ consulting agreement is terminable at will.

Potential Payments Upon Termination or Change of Control

Severance Plan

Each of our current named executive officers, except Dr. Ways, is eligible for our severance and change in control plan (the “Severance Plan”), which was adopted by the Board in September 2020 and became effective in connection with our initial public offering. The Severance Plan provides for severance benefits upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Upon a change in control termination, participants will be entitled to continued payment of base salary (for 18 months for Dr. Szwarcberg and for 12 months for Mr. Gharib), a lump sum payment equal to the participant’s target cash bonus, payment of continued group health benefits (for up to 18 months for Dr. Szwarcberg and for up to 12 months for Mr. Gharib), and full accelerated vesting of all outstanding equity awards granted following effectiveness of the Severance Plan (including performance-based awards, which shall vest at 100% of target). Upon a regular termination, participants will be entitled to continued payment of base salary (for 12 months for Dr. Szwarcberg and for nine months for Mr. Gharib) and payment of continued group health benefits (for up to 12 months for Dr. Szwarcberg and for up to nine months for Mr. Gharib).

All severance benefits under the Severance Plan are subject to the participant’s execution of an effective release of claims against the Company and compliance with the terms of the Company’s standard confidentiality agreement. For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination other than for “cause,” as defined in the 2020 Plan (and not as a result of death or disability), or a resignation for “good reason,” as defined in the Severance Plan) that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control” (as defined in the 2020 Plan), or the “change in control period.” A “change in control termination” is an involuntary termination that occurs during the change in control period (the period commencing 3 months prior to the effective date of the change in control and ending 12 months following the effective date of the change in control).

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(3)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	77,955 (2)	$207.17	32,246 (4)
Equity compensation plans not approved by security holders	11,666	$344.25	—
Total	89,621 (2)	$244.86	32,246 (4)

(1) Consists of the 2016 Plan, the 2020 Plan and the 2020 Employee Stock Purchase Plan (the “ESPP”). The number of shares of our common stock reserved for issuance under the 2020 Plan is subject to an automatic increase on January 1st of each year, for a period of ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of our common stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of our common stock. The number of shares of our common stock reserved for issuance under the ESPP is subject to an automatic increase on January 1st of each year, for a period of ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, (ii) 5,883 shares of our common stock and (iii) a number of shares of our common stock designated by action of the Board prior to the applicable January 1st. On January 1, 2026, the numbers of shares of our common stock reserved for issuance under the 2020 Plan and the ESPP were increased by 68,602 shares and 5,883 shares, respectively, pursuant to the automatic increase provisions of such plans.

(2) Consists of shares of our common stock issuable upon exercise of 42,421 outstanding stock options and vesting of 47,200 outstanding RSUs and PSUs.

(3) The weighted-average exercise price excludes RSUs and PSUs. The weighted-average exercise price of outstanding stock options does not reflect the Repricing given the one-year holding period. After giving effect to the Repricing, the weighted-average exercise price of outstanding stock options as of December 31, 2025 would be $94.12.

(4) Consists of shares available for future issuance under the 2020 Plan and the ESPP. As of December 31, 2025, 19,715 shares of our common stock were available for issuance under the 2020 Plan, and 12,531 shares of our common stock were available for issuance under the ESPP.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, the Company grants stock options to its employees, including the named executive officers. On December 11, 2025, the Company modified outstanding stock options of the named executive officers pursuant to the Repricing. For more information on the Company’s practices regarding grants for non-executive employees, please see the section “—Compensation Committee—Compensation Committee Processes and Procedures—” above.

For executive officers, the Company has historically granted new-hire option awards on or soon after a new hire’s employment start date. Non-employee directors also receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the heading, “Director Compensation” below. The Company does not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K.

Name	Grant Date(1)	Number of Securities Underlying the Award	Exercise Price of the Award ($/Sh)(2)	Grant Date Fair Value of the Award ($)(3)

Percentage change in the closing

market price of the securities

underlying the award between the

trading day ending immediately prior

to the disclosure of material nonpublic

information and the trading day

beginning immediately following the

disclosure of material nonpublic

information(4)

Javier Szwarcberg, M.D., MPH	12/11/2025	1,666	104.13	139,348	(12%)
	12/11/2025	10,000	104.13	836,421	(12%)
Samir Gharib	12/11/2025	953	104.13	79,462	(12%)
	12/11/2025	733	104.13	61,119	(12%)
	12/11/2025	764	104.13	63,249	(12%)
	12/11/2025	1,933	104.13	161,680	(12%)
	12/11/2025	815	104.13	67,471	(12%)
	12/11/2025	933	104.13	78,038	(12%)
Kirk Ways, M.D., Ph.D.	12/11/2025	266	104.13	22,249	(12%)
	12/11/2025	400	104.13	33,752	(12%)

(1)	The Grant Date reflects the date of Repricing on December 11, 2025. See the “Outstanding Equity Awards as of December 31, 2025” above for the original grant dates related to these awards.

(2)

Pursuant to the Repricing, the exercise price of the repriced options was modified to be $104.13, the closing price of our common stock on December 11, 2025, the date of the Repricing. However, if a named executive officer exercises a repriced option before the end of a retention period of one year (subject to earlier termination in certain circumstances), such named executive officer will be required to pay the original exercise price per share of such repriced option. There was no change to the vesting schedules, expiration dates or number of shares underlying the repriced options in connection with the Repricing.

(3)

The amounts disclosed represent the aggregate grant date fair value of the option awards as of the date of the Repricing. The assumptions used in calculating the original grant date fair value of the stock options are set forth in Note 9, Note 10, Note 9, and Note 10 to our audited financial statements included within our Annual Reports on Form 10-K for the years ended December 31, 2020, 2021, 2022 and 2023, respectively. The assumptions used in calculating the incremental expense in connection with the Repricing were based on individual awards granted as follows: Exercise Price: $104.13 per share; Expected Term (in years): 2.5 to 4.0, Risk-free Interest Rate: 3.54% to 3.64%; Expected Dividend Rate: 0.0%; and Expected Stock Price Volatility: 200.31% to 236.74%. The amount does not reflect the actual economic value that may be realized by the named executive officer. The Repricing did not have a material impact on the Company’s financial statements as of and for the year ended December 31, 2025.

(4)

The Company disclosed material nonpublic information related to departure of one director and appointment of another director via Current Reports on Form 8-K on December 12, 2025 and December 15, 2025, respectively. The percentage change shown here represents the percentage change in closing price of the Company’s common stock between December 11, 2025 and December 16, 2025.

Director Compensation

The following table sets forth information for the fiscal year ended December 31, 2025 concerning the compensation paid to all of our non-employee directors. Dr. Szwarcberg, our Chief Executive Officer, did not receive additional compensation in connection with his service as a director and therefore is not included in the Director Compensation table below. The compensation received by Dr. Ways for his service as director is reported in the Summary Compensation Table above and therefore is also not included in the Director Compensation table below. See the section titled “Executive Compensation” for more information regarding the compensation earned by Dr. Szwarcberg and Dr. Ways.

Director Compensation for the Year Ended December 31, 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Tiba Aynechi, Ph.D.(2)	47,312	—	3,126	—	50,438
Percival Barretto-Ko	48,065	—	3,991	—	52,056
Michael Grey	70,000	—	9,940	—	79,940
Bali Muralidhar, Ph.D.(3)	35,565	—	3,126	—	38,691
Keli Walbert	2,540	—	292,464	—	295,004
Daniel Spiegelman	59,000	—	7,043	—	66,043
Camilla Simpson, M.Sc.	59,552	—	5,802	—	65,354

(1) Amounts shown in this column do not reflect dollar amounts actually received by non-employee directors. Amounts represent the sum of (a) the aggregate grant date fair value of stock options granted to our non-employee directors during 2025 and (b) the incremental fair values of the option awards resulting from the Repricing, computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 10 to our consolidated financial statements included in our Annual Report. The Repricing excluded stock options granted to directors in 2025. The assumptions used in calculating the incremental expense in connection with the Repricing were based on individual awards granted prior to 2025 as follows: Exercise Price: $104.13 per share; Expected Term (in years): 2.5 to 4.0, Risk-free Interest Rate: 3.54% to 3.64%; Expected Dividend Rate: 0.0%; and Expected Stock Price Volatility: 200.31% to 236.74%. Our non-employee directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. As of December 31, 2025, Mr. Barretto-Ko held options to purchase 1,600 shares of our common stock; Mr. Grey held options to purchase 6,357 shares of our common stock; Ms. Walbert held options to purchase 3,400 shares of our common stock; Mr. Spiegelman held options to purchase 2,046 shares of our common stock; and Ms. Simpson held options to purchase 2,500 shares of our common stock.

(2) Dr. Aynechi resigned from the Board in December 2025.

(3) Dr. Muralidhar resigned from the Board in October 2025.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

The Board adopted a non-employee director compensation policy in September 2020 that became effective immediately prior to the execution and delivery of the underwriting agreement related to our initial public offering, which is applicable to all of our non-employee directors. The non-employee director compensation policy was further amended in March 2023 and again in December 2025. This compensation policy provides that each such non-employee director will receive the following compensation for service on the Board:

•
an annual cash retainer of $40,000;
•
an additional annual cash retainer of $30,000 to the executive chairman of the Board;
•
an additional annual cash retainer (not applicable to committee chairs) of $7,750, $5,500, and $5,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•
an additional annual cash retainer of $15,000, $11,000, and $10,000 for service as chair of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•
an initial option grant to purchase 3,400 shares of our common stock on the date of each such non-employee director’s appointment to the Board, vesting monthly over three years; and
•
an annual option grant to purchase 1,700 shares of our common stock on the date of each of our annual stockholder meetings, vesting on the earlier of (i) the first anniversary of the grant date and (ii) the date of the next annual meeting, provided that such grant is pro-rated based on the number of full months the director has served on the Board, if less than 12 months prior to the applicable annual stockholder meeting.

Each of the option grants described above will be granted under our 2020 Plan, the terms of which are described in more detail under the section titled “Executive Compensation—Employee Benefit Plans—2020 Equity Incentive Plan.” Each such option grant will vest and become exercisable subject to the director’s continuous service to us, provided that each grant will vest in full upon a change in control of our Company, as defined in the 2020 Plan. The term of each option will be ten years, subject to earlier termination as provided in the 2020 Plan.

PAY VERSUS PERFORMANCE

In accordance with Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company views the link between the Company’s performance and named executive officer pay and the Company did not consider the disclosure below in making its pay decisions for any of the years shown. For further information regarding our compensation, refer to “Executive Compensation.”

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (or “CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals for the fiscal years listed below.

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income (Loss) (Thousands) (5)
2025	$ 2,910,573	$ 4,233,123	$ 1,258,812	$ 1,543,773	$ 39.64	$ (38,966)
2024	$ 1,532,187	$ (993,219)	$ 1,045,513	$ 89,495	$ 14.33	$ (53,036)

(1) The following individuals were our PEO and our Non-PEO NEOs for each fiscal year.

Year	PEO	Non-PEO NEOs
2025	Javier Szwarcberg, M.D., MPH	Samir Gharib Kirk Ways, M.D., Ph.D.
2024	Javier Szwarcberg, M.D., MPH	Samir Gharib Ralph William Charlton III, M.D.

(2) Represents the amount of total compensation reported for our PEO and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation — Summary Compensation Table.”

(3) Represents the amount of CAP to our PEO and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP.

Year	NEOs	Summary Compensation Table Total Compensation ($)	Deduct: Grant Date Fair Value of the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY* ($)	Add: Vesting Date Fair Value of Awards Granted in Applicable FY that Vested During Applicable FY* ($)	Add: Fair Value at Applicable FY End of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End* ($)	Add: Change in Fair Value from the end of the Prior FY to the end of the Applicable FY of Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End* ($)	Add: Change in Fair Value from the end of the Prior FY to the Vesting Date of Awards Granted during Prior FY that Vested During Applicable FY* ($)	Add: Change in Fair Value at start of FY of awards that failed to meet vesting conditions* ($)	CAP ($)
2025	PEO	2,910,573	1,792,323	478,686	1,293,584	428,456	914,147	—	4,233,123
	Average Non-PEO NEOs	1,258,812	568,374	148,961	428,816	85,762	189,796	—	1,543,773
2024	PEO	1,532,187	581,687	—	150,696	(1,588,728)	(505,687)	—	(993,219)
	Average Non-PEO NEOs	1,045,513	211,081	—	32,335	(292,058)	(184,742)	(300,472)	89,495

* In calculating CAP amounts, the fair value or change in fair value, as applicable, of the equity awards adjustments included in such calculations was computed in accordance with ASC 718 and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at time of grant.

(4) For the relevant fiscal year, represents the cumulative TSR of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2023.

(5) The dollar amounts reported represent the amount of Net Income (Loss) reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not reflect the amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP and Net Income (Loss)

The graph below shows the relationship between the CAP to our PEO and the average CAP to our Non-PEO NEOs, on the one hand, to the Company’s Net Income (Loss) over the two years presented in the table, on the other.

CAP and Cumulative TSR

The graph below shows the relationship between the CAP to our PEO and the average CAP to our Non-PEO NEOs, on the one hand, to the Company’s cumulative TSR over the two years presented in the table, on the other.

All information provided above under the “Pay versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following includes a summary of transactions since January 1, 2024 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, director nominees, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

Participation in 2025 Private Placement Offering

In October 2025, we entered into Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, relating to a private placement of shares of our common stock, pre-funded warrants to purchase shares of our common stock and warrants to purchase shares of our common stock (the “Private Placement”). Pursuant to the Purchase Agreement, we issued and sold an aggregate of 502,181 shares of our common stock to the purchasers, along with 233,144 shares of common stock subject to pre-funded warrants. Our Private Placement closed on October 9, 2025. Certain holders of more than 5% of our capital stock (including shares of common stock acquired in the Private Placement) purchased shares of our common stock in the Private Placement at the offering price offered to other investors.

The following table sets forth the number of shares of our common stock and pre-funded warrants purchased and the aggregate cash purchase price paid by each of these stockholders.

Name	Shares of Common Stock Purchased	Pre-funded Warrants Purchased	Aggregate Cash Purchase Price $
Entities affiliated with Citadel Advisors LLC(1)	77,282	32,718	7,479,673
Entities affiliated with Squadron Capital Management LLC(2)	70,000	—	4,760,000

(1) Entities affiliated with Citadel Advisors LLC are the beneficial owners of more than 5% of our outstanding capital stock.

(2) Entities affiliated with Squadron Capital Management LLC are the beneficial owners of more than 5% of our outstanding capital stock.

Policies and Procedures for Transactions with Related Persons

We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of the Board or our Audit Committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 (or, if less, 1% of the average of our total assets in a fiscal year) and such person would have a direct or indirect interest, must be presented to the Board or our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, the Board or our Audit Committee is to consider the material facts of the transaction, including whether the transaction is on terms comparable to the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Consulting Agreement with Kirk Ways, M.D., Ph.D.

In December 2024, we entered into a consulting agreement with Dr. Ways, a director and current Interim Chief Medical Officer, pursuant to which Dr. Ways has provided advisory services as Interim Chief Medical Officer to the Company since December 2024. Since January 1, 2024, we paid Dr. Ways $608,313 for his services under the consulting agreement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company by telephone at (415) 343-5986 or by written request to 611 Gateway Boulevard, Suite 740, South San Francisco, California 94080, Attention: Corporate Secretary, and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Annual Report is available without charge upon written request to 611 Gateway Boulevard, Suite 740 South San Francisco, California 94080 Attention: Corporate Secretary.

By Order of the Board of Directors

Javier Szwarcberg, M.D., MPH

Chief Executive Officer

April 9, 2026

spruce BIO SPRUCE BIOSCIENCES, INC. 611 GATEWAY BOULEVARD, SUITE 740 SOUTH SAN FRANCISCO, CA 94080 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SPRB2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V92860-P47520 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY SPRUCE BIOSCIENCES, INC. The Board of Directors recommends you vote FOR ALL of the following nominees nominated by the Board of Directors: 1. To elect the three Class III directors named below to hold office until the Company's 2029 annual meeting of stockholders. Nominees: 01) 02) 03) Michael Grey Camilla V. Simpson, M.Sc. Javier Szwarcberg, M.D., MPH For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposals 2 and 3: For Against Abstain 2. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, P.C. as the independent registered public accounting firm of the Company for the Company's fiscal year ending December 31, 2026. 3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement. The Board of Directors recommends you vote 1 YEAR for Proposal 4: 1 Year 2 Years 3 Years Abstain 4. To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers. NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 21, 2026, at 10:00 A.M. (Pacific Time): The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com. V92861-P47520 SPRUCE BIOSCIENCES, INC. Annual Meeting of Stockholders May 21, 2026, 10:00 A.M. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Javier Szwarcberg, Chief Executive Officer and Samir Gharib, President and Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of SPRUCE BIOSCIENCES, INC., that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 A.M. Pacific Time on May 21, 2026, at the Virtual Stockholder Meeting at www.virtualshareholdermeeting.com/SPRB2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. Continued and to be signed on reverse side